EXHIBIT 99
FOR IMMEDIATE RELEASE / THURSDAY, FEBRUARY 19, 2004
Contact: Chad Hyslop  (208) 331-8400
info@americanecology.com     www.americanecology.com
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   U.S. COURT OF APPEALS FOR EIGHTH CIRCUIT AFFIRMS JUDGMENT AGAINST NEBRASKA IN
                       LOW-LEVEL RADIOACTIVE WASTE LAWSUIT

         AMERICAN ECOLOGY SUBSIDIARY'S PORTION OF JUDGMENT $12.3 MILLION

     BOISE, IDAHO - Stephen Romano, President and Chief Executive Officer of American Ecology Corporation (NASDAQ:ECOL) today announced that on February 18, 2004, the U.S. Court of Appeals for the Eighth Circuit affirmed a September 2002 U.S. District Court judgment in favor of the Central Interstate Low-Level Radioactive Waste Commission ("CIC") against the State of Nebraska based on actions taken by the state to thwart development of the CIC's proposed low-level radioactive waste ("LLRW") disposal facility near Butte, Nebraska.

     The Court of Appeals opinion concludes that the District Court did not err in finding that Nebraska breached its good faith obligation to the CIC, or in striking Nebraska's demand for a jury trial, fashioning monetary relief, in its award of damages and interest, or in any other respect relevant to Nebraska's appeal.

     The Court of Appeals upheld the District Court damages judgment in the amount of $151,408,240 including prejudgment interest. Of this amount, the Court of Appeals identified US Ecology credits of $6.2 million and upheld prejudgment interest. The District Court set US Ecology's prejudgment interest at $6.1 million.

     "We are very pleased with the U.S. Court of Appeals' judgment, which affirms the District Court judgment in its entirety," Romano stated, concluding "The Company intends to move forward in coordination with the other plaintiffs to assert its interests in this matter."

     US Ecology submitted its application to construct and operate the proposed Butte, Nebraska LLRW disposal facility in 1990. In December of 1998, the State of Nebraska denied the license. Four electric utility companies that substantially funded the project sued Nebraska alleging bad faith. One of the utilities subsequently withdrew. The CIC was originally joined in the suit as a defendant, but was later realigned as a plaintiff. US Ecology intervened to recover its contributions to the project.

     A copy of the February 18, 2004 opinion and judgment is available online at: http://www.ca8.uscourts.gov/opndir/04/02/023747P.pdf.
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CONFERENCE  CALL

     The Company's 2003 investor conference call will be held Friday, February 20, 2004 at 10:00 am Mountain Time. Mr. Romano, Senior Vice President and Chief Financial Officer Jim Baumgardner, and Vice President and Controller Michael Gilberg will host the call and discuss the ruling. Interested parties are invited to submit questions in advance to info@americanecology.com, or by
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facsimile to 208-331-7900.  To join the call, dial 1-888-747-3526.  Participants will  be  asked  to  provide  their  name  and  affiliation.

     American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous and non-hazardous waste services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions, refineries and chemical manufacturing facilities. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

     This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about legal and other matters that could materially impact American Ecology Corporation and its subsidiaries. Actual results or outcomes may differ materially from what is expressed herein and no assurance can be given that the U.S. Court of Appeals will not be reversed on further appeal, or that the Company will ultimately recover any damages in the case. For this and other information on factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's Report on Form 10-K and its most recent Form 10-Q filed with the Securities and Exchange Commission.

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